UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2007

SYNUTRA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33397	13-4306188

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2275 Research Blvd., Suite 500
Rockville, MD 20850
(Address of principal executive offices including Zip Code)

                      (301) 840-3888
(Registrant’s telephone number, including area code)

                                          (Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 11, 2007, Synutra International, Inc. (the “Company”), entered into a Loan Agreement and a Collateral Agreement (collectively, the “Loan Agreement”) with ABN AMRO Bank N.V. (“ABN”) as Administrative Agent, Collateral Agent and Arranger, and certain other lenders, pursuant to which the lenders agreed to make loans (the “Loans”) to the Company for a period of ninety days from the closing of the Loan Agreement of up to US$35.0 million (the “Commitment Amount”). The principal amount, and any unpaid accrued interest, is due on October 11, 2010 (the “Maturity Date”). The Loans may be prepaid without penalty prior to the Maturity Date. The Loans bear interest at the three-month London interbank offered rate for deposits in US dollars plus 3.5% with interest payable on the last day of each three month period. The Company is required to pay to ABN a commitment fee of 1% on the daily amount of the unused Commitment Amount. The Loans are secured by a pledge of 10,000 shares of common stock of Synutra, Inc., an Illinois corporation wholly-owned by the Company. The proceeds of the Loans will be used to pay all obligations outstanding under the US$35.0 million loan made pursuant to the loan agreement dated as of April 19, 2007 among the Company, Liang Zhang, Xiuqing Meng, and ABN.

The Loan Agreement provides for mandatory prepayment upon the occurrence of certain events, and contains customary covenants for financings of this type, including restrictions on the incurrence of liens, payment of dividends, and disposition of properties. The Loan Agreement also contains certain financial covenants, including a requirement to maintain specified leverage and interest coverage ratios, tangible net worth, and indebtedness to tangible net worth ratio. Upon the occurrence of certain events of default, the Company’s obligations under the Loan Agreement may be accelerated and the lending commitments terminated. Such events include (i) failure to pay principal or interest when due, (ii) the breach or failure to perform certain covenants, (iii) the attachment of assets, and (iv) the filing of a petition in bankruptcy.

In addition to the Commitment Fee, pursuant to a US Dollar Facility Fee Letter Agreement dated October 11, 2007 (the “Fee Letter Agreement”) between the Company and ABN, the Company is obligated to pay an Arrangement Fee and a Participation Fee of US$962,500 in total to ABN.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included pursuant to Item 1.01 hereto is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Document

10.1	Loan Agreement dated as of October 11, 2007 among the Company, ABN and certain lenders party thereto.

10.2	Collateral Agreement dated as of October 11, 2007 among the Company, ABN and Synutra, Inc.

10.3	US Dollar Facility Fee Letter Agreement dated as of October 11, 2007 between the Company and ABN.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNUTRA INTERNATIONAL, INC. (Registrant)

Dated: October 17, 2007	By:	/s/ Weiguo Zhang
Name: Weiguo Zhang
Title: President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Loan Agreement dated as of October 11, 2007 among the Company, ABN and certain lenders party thereto.

10.2	Collateral Agreement dated as of October 11, 2007 among the Company, ABN and Synutra, Inc.

10.3	US Dollar Facility Fee Letter Agreement dated as of October 11, 2007 between the Company and ABN.